UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012

Synthesis Energy Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Riverway, Suite 300 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 579-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 27, 2012, the board of directors (the “Board”) of Synthesis Energy Systems, Inc. (the “Company”) in accordance with the Company’s Certificate of Incorporation and Amended and Restated By-Laws, voted unanimously to elect Gao Feng to fill the vacancy created by the death of Michael Storey in October 2011. Mr. Gao was also appointed Vice-Chairman of the Board. At this time, the Board is still considering whether Mr. Gao will serve on any committees of the Board.

Mr. Gao, age 42, has been the Chairman and President of Hongye International Investment Group Co., Ltd. (“Hongye”) since 2007, which is headquartered in Beijing, China. Hongye is a private, diversified group operating in the energy & natural resources, finance and bio-pharmaceuticals industries. Mr. Gao has more than 20 years of experience in the coking and coal mining business. These include working as plant manager at coking plants and serving as chairman and mine manager of various coal mining companies in Inner Mongolia, China. Mr. Gao is currently serving as a Representative of the Wuhai Municipal People’s Congress, Committee Member of the China National Democratic Construction Association Inner Mongolia division, Vice Chairman and Vice President of the Federation of Industry and Commerce of Inner Mongolia, and Director of the China Enterprise Confederation. During Mr. Gao’s distinguished career, he has received numerous important awards, including “Moral Youth Model of China”, “Caring Entrepreneur of China” and “Honest and Trustworthy Entrepreneur in China”.

Pursuant to the terms of the Share Purchase Agreement between the Company and Hongye, Hongye received the right to nominate two person to the Board for as long as they own or control at least 9% of our total issued and outstanding common stock (and the right to nominate one person to the Board if they own or control less than 9% but at least 5%of our total issued and outstanding common stock). Mr. Feng was appointed to the Board as a designeee of Hongye.

The Company has also entered into an Indemnification Agreement with Mr. Gao in the same form that the Company has entered into with its other executive officers and directors. The form of the Indemnification Agreement is incorporated herein by reference as Exhibit 10.1.

Item 8.01 Other Events.

On October 1, 2012, the Company issued a press release announcing the election of Mr. Gao to the Board. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

10.1	Form of Indemnification Agreement between the Company and its officers and directors (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2007).

99.1	Press release dated October 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.
Dated: October 1, 2012	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer

Exhibit Index

10.1	Form of Indemnification Agreement between the Company and its officers and directors (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2007).

99.1	Press release dated October 1, 2012